UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2007 (July 13, 2007)
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events
On July 13, 2007, DURA Automotive Systems, Inc. (OTC: DRRAQ) announced that it filed with the U.S. Bankruptcy Court a plan of reorganization term sheet and backstop purchase agreement for an equity rights offering. The rights offering, which was arranged by Miller Buckfire & Co., DURA’s investment banker and financial advisor, will provide capital to help fund the company’s exit from Chapter 11 by year-end 2007.
Three of DURA’s senior noteholders – Pacificor, LLC, Bennett Management Corporation, and Wilfrid Aubrey LLC – have agreed to underwrite the rights offering DURA has contemplated as part of its Chapter 11 reorganization. The rights offering provides the right for DURA’s senior noteholders to purchase shares in a reorganized DURA. DURA’s plan term sheet calls for the sale of 39.4 percent to 42.6 percent of new common stock in the reorganized company.
Further details are contained in the July 13, 2007, press release attached hereto as Exhibit 99.1, the Summary of Principal Terms of Proposed Chapter 11 Restructuring (the “Plan Term Sheet”) attached hereto as Exhibit 99.2, and the Equity Rights Term Sheet attached hereto as Exhibit 99.3 to this Current Report on Form 8-K which is furnished pursuant to this Item 8.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DURA AUTOMOTIVE SYSTEMS, INC.
Date: July 18, 2007	By:	/s/ David L. Harbert
David L. Harbert
Vice President, Chief Financial Officer (principal accounting and financial officer)

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated July 13, 2007, announcing the Dura Automotive Systems, Inc. filed with the U.S. Bankruptcy Court a plan of reorganization term sheet and backstop purchase agreement for an equity rights offering.

99.2	Summary of Principal Terms of Proposed Chapter 11 Restructuring (the “Plan Term Sheet”)

99.3	Term Sheet For Common Stock Rights Offering Dura Automotive Systems, Inc.

4